UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

NRG YIELD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 23, 2015, NRG Yield, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters named therein (the “Underwriters”) for a firm commitment underwritten public offering of 24,520,000 shares (the “Shares”) of the Company’s Class C common stock, $0.01 par value per share (the “Class C Common Stock”).  All of the Shares are being sold by the Company. The offering price to the public is $22.00 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $21.285 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $520.8 million. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 3,678,000 shares of Class C Common Stock at the same price per share as the Shares.

The Shares will be issued pursuant to a registration statement on Form S-3 of the Company filed with the Securities and Exchange Commission, which became effective on June 22, 2015 (File No. 333-205140). The closing of the offering is expected to take place on June 29, 2015, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the sale of the Class C Common Stock. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s executive officers and directors and NRG Energy, Inc. have entered into agreements with the Underwriters not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following June 23, 2015.

Goldman, Sachs & Co., BofA Merrill Lynch, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC will act as joint book runners for the offering. Barclays Capital Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc. and Mitsubishi UFJ Securities (USA), Inc. will act as co-managers for the offering.

The Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

Item 8.01                   Other Events.

On June 23, 2015, the Company issued a press release announcing the pricing of the offering of shares of its Class C Common Stock, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement by and between NRG Yield, Inc. and Goldman, Sachs & Co., dated June 23, 2015.
5.1	Opinion of Ballard Spahr LLP.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
99.1	Press Release of NRG Yield, Inc., issued June 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.

By:	/s/ Brian Curci
Brian Curci
Corporate Secretary

Date:  June 24, 2015